                                  Law Office

                    Stradley, Ronon, Stevens & Young, LLP

                           2600 One Commerce Square
                    Philadelphia, Pennsylvania 19103-7098
                                (215) 564-8000

Direct Dial: (215) 564-8124

                               December 4, 2001

Buffalo Funds
c/o Jones & Babson
BMA Tower
700 Karnes Boulevard
Kansas City, MO  64108-3306

            Re:   Legal Opinion-Securities Act of 1933
                  ------------------------------------

Ladies and Gentlemen:

     We  have   examined   the   Agreement   and   Declaration   of  Trust  (the
"Declaration"), of Buffalo Funds (the "Fund"), a series business trust organized under the Delaware Business Trust Act, the By-Laws of the Fund, and its proposed form of Share  Certificates  (if any),  all as amended to date,  and the various pertinent  corporate  proceedings  we deem  material.  We have also examined the
Notification of Registration  and the  Registration  Statements  filed under the
Investment  Company Act of 1940, as amended (the  "Investment  Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Fund is authorized by the  Declaration to issue an unlimited  number of shares of beneficial  interest,  all without par value,  and has  designated two series of shares as the Buffalo  Science &  Technology  Fund and the Buffalo
Mid Cap Fund series, and allocated an unlimited number of shares to such series.
The  Declaration  also empowers the Board to designate any additional  series or classes and allocate shares to such series or classes.

     The Fund has filed with the U.S.  Securities  and  Exchange  Commission,  a
Registration Statement under the Securities Act, which Registration Statement is deemed to register an  indefinite  number of shares of the Fund  pursuant to the provisions  of  Section  24(f) of the  Investment  Company  Act.  You have  also informed  us that the  shares  of the Fund will be sold in  accordance  with the
Fund's  usual  method  of  distributing  its  registered  shares,   under  which
prospectuses  are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing  information and examination,  so long as the Fund remains a valid and  subsisting  entity under the laws of the state of Delaware, and the  registration  of an  indefinite  number of  shares of the Fund  remains effective,  the authorized  shares of the Fund when issued for the consideration set by the  Board of  Trustees  pursuant  to the  Declaration,  will be  legally issued,  fully-paid,  and non-assessable  shares, and the holders of such shares will have all the  rights  provided  for with  respect  to such  holding  by the
Declaration and the laws of the State of Delaware.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Registration Statement of the Fund, along with any amendments thereto,  covering the  registration  of the  shares of the Fund under the  Securities  Act and the registration  statements or notice  filings,  and amendments  thereto,  filed in accordance with the securities laws of the several states in which shares of the
Fund are  offered,  and we further  consent  to  reference  in the  Registration
Statement of the Fund to the fact that this opinion  concerning  the legality of the issue has been rendered by us.

                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG, LLP

                              BY:   /s/ Eric E. Miller
                                    ------------------------------
                                    Eric E. Miller
cc:   Kent W. Gasaway
      William G. Cooke
      Michael P. O'Hare